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                                                                    Exhibit 3-38
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Account Number 9627-115        Filed with the Department of State on APR 15 1996

Entity Number 2690321                      /s/ [Graphic Signature Omitted]
                                           -------------------------------------
                                               Secretary of the Commonwealth

                           ARTICLES OF INCORPORATION
                             DSCB:15-1306 (Rev 89)

o type of domestic corporation (check one):


|X|  Business-stock (15 Pa. C.S. ss. 1306)         |_|  Professional (15 Pa. C.S. ss. 2903)

|_|  Business-nonstock (15 Pa. C.S. ss. 2102)      |_|  Management (15 Pa. C.S. ss. 2701)

|_|  Business-statutory close (15 Pa. C.S.         |_|  Cooperative (15 Pa. C.S. ss. 7701)
     ss. 2304a is applicable)

The name of the corporation is Assisted Living Associates of Lehigh, Inc.
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This corporation is incorporated under the provisions of the Business
Corporation Law of 1988.

The (a) address of this corporation's initial registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is:

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Number and Street            City          State         Zip          County

United Corporate Services, Inc.                                          Dauphin
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Name of Commercial Registered Office Provider                             County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

The aggregate number of shares authorized is: 1,000 (other provisions, if any, attach 81/2 x 11 sheet)

The name and address, including street and number, if any, of each incorporator is:

Name                    Address                               Signature                Date
Dennis P. Powers       c/o The Multicare Companies, Inc.      Dennis P. Powers         4/10/9o
                       411 Hackensack Avenue
                       Hackensack, NJ 07601

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The specified effective date, if any, is:
                                          --------------------------------------
                                          month     day     year    hour, if any

Any additiional provisiions of the articles, if any, attach an 8 1/2 x 11 sheet.

Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "Public Offering" within the meaning of the Securities Act of 1933
(15U.S.C. ss. 77A et seq.).

Business cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is: N/A


M BURR KEIM COMPANY PHILADELPHIA
       1-800-533 o113
         APR 15 96
     PA Dept. of State